UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

A10 NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2300 Orchard Parkway

San Jose, California 95131

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 17, 2025

April 9, 2025

Explanatory Note

On March 5, 2025, A10 Networks, Inc. (the “Company,” “A10 Networks” or “A10”) filed a definitive proxy statement (the “Proxy Statement”) for its 2025 Annual Meeting of stockholders (the “Annual Meeting”), to be held on Thursday, April 17, 2025 at 12:00 p.m. Pacific Time, at 2300 Orchard Parkway, San Jose, California 95131. This supplement (this “Supplement”) to the Proxy Statement amends and supplements the Proxy Statement as filed and should be read in conjunction with the Proxy Statement.

The purpose of this Supplement is to provide updated information regarding Proposal No. 1 – Election of Directors. Capitalized terms used in this Supplement and not otherwise defined herein have the meanings given to them in the Proxy Statement. This Supplement does not provide all of the information that is important to your decisions in voting at the Annual Meeting.

Supplemental Disclosure Concerning Proposal No. 1 – Election of Directors

To Our Valued Shareholders:

We are providing this supplement in response to ISS Proxy Advisory Services (“ISS”) recommending a “WITHHOLD” vote for the election of all A10’s director nominees. ISS bases this recommendation on their characterization of Eric Singer, a non-executive director of A10, as being “overboarded,” and based on what ISS describes as the board’s failing to adequately respond to majority opposition to his re-election at last year’s annual meeting.

The board of directors (the “Board”) of A10 Networks has carefully considered the recommendations of ISS. In addition, the board considered the results of the 2024 Annual General Meeting seriously and spent meaningful time evaluating and deliberating about the feedback behind the shareholder votes. We understand that the ISS policy is to recommend a “WITHHOLD” vote for directors who serve on more than three public boards, while also serving as a chief executive officer of a publicly traded company. However, the Board has concluded that Mr. Singer’s contributions as a non-executive director have played a direct and material role in the value created for shareholders and his contributions remain instrumental to A10’s success. Accordingly, the Board nominated and recommended Mr. Singer as a director in the Proxy Statement.

As a director, Mr. Singer has been deeply involved in advising management and providing oversight on several operational and corporate matters. Specifically, he has:

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Worked closely with management to assess corporate strategy and define goals, helping to ensure alignment with shareholder interests. Importantly, his input has supported the development of compensation plans that are tied to appropriate performance metrics and successful business outcomes.

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Played a meaningful role in shaping and refining A10’s corporate strategy, supporting effective execution in the face of a dynamic market environment, and providing strategic guidance on foreign exchange (FX) risk management.

•	Actively contributed to the evaluation of capital markets activity and capital allocation decisions, helping to guide thoughtful and shareholder-aligned financial strategies.

Mr. Singer has maintained perfect attendance at all board and committee meetings, and he continues to dedicate significant time to A10, well beyond what is typically expected of a non-executive director. His hands-on involvement in strategic initiatives has delivered measurable value to the Company and, in several instances, helped avoid the need for additional salaried staff or costly external consultants. These contributions reflect both his deep engagement and the Board’s continued confidence in his effectiveness as a director.

We understand that ISS policy allows for an exception to its “overboarded” rule when a director’s service on a board is integral to their duties as CEO. Mr. Singer serves on the board of Immersion Corporation, where Mr. Singer is also CEO. In addition, he serves on the board of two other publicly traded companies, Barnes & Noble Education (BNED) and Universal Electronics Inc. (UEI), where his board service is directly tied to his CEO responsibilities at Immersion. Immersion is the largest shareholder of both BNED and UEI and holds a material financial interest. Specifically, with respect to BNED, Immersion owns approximately 32.9% of the outstanding shares of BNED and is required to consolidate its financial results with BNED. Mr. Singer’s role as a director on the BNED board is therefore essential to providing oversight of a business, the performance of which has a direct and material impact on Immersion’s financials. Similarly, Immersion owns approximately 11.9% of UEI’s outstanding shares, making Mr. Singer’s board role equally critical. In both cases, Mr. Singer’s service on the boards of BNED and UEI is not separate from, but rather a key component of, his responsibilities as CEO of Immersion. These board roles enable him to fulfill his duties to Immersion and its shareholders more effectively. As such, we believe this represents a compelling case for ISS to grant an exception to its “overboarded” policy with respect to Mr. Singer’s board service on Immersion, BNED, and UEI.

On behalf of the Board, we respectfully request your support by voting “FOR” each of our director nominees, including Mr. Singer (Item 1). It is important to note that the financial performance of A10 Networks, along with the performance of its stock, during Mr. Singer’s tenure on A10’s board, has consistently outperformed peer averages and relevant benchmarks. The details of this performance are provided in the Proxy Statement, highlighting the effectiveness of our executive team, strong execution and alignment with shareholders.

We greatly appreciate your support. The Board highly values investor feedback and takes voting outcomes seriously. The Board is closely monitoring this year’s voting results and intends to provide additional disclosures about its governance practices, board composition, and the qualifications of nominees in the future.

Thank you in advance for your consideration.

Sincerely,

Dhrupad Trivedi

President, Chief Executive Officer and Chairperson

San Jose, California

How to vote

If you have not already voted, you are urged to vote your shares as soon as possible as instructed below and in the Proxy Statement.

If you are a stockholder of record, there are four ways to vote:

•	by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on April 16, 2025 (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call);

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•	by written ballot at the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed in the Proxy Statement, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

How to change your vote

If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	returning a later-dated proxy card;

•	notifying the Secretary of A10 Networks, Inc., in writing, at A10 Networks, Inc., 2300 Orchard Parkway, San Jose, California 95131; or

•	completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

The Board continues to recommend a vote:

•	“FOR” each of the director nominees;

•	“FOR” the approval of an amendment to the Company’s 2014 Employee Stock Purchase Plan to increase the number of shares available for issuance by 2,500,000 shares;

•	“FOR” the approval, on an advisory and non-binding basis, of the compensation of the Company’s named executive officers as described in the Proxy Statement; and

•	“FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025.

Important information

In connection with the solicitation of proxies, the Company filed the Proxy Statement on March 5, 2025 with the U.S. Securities and Exchange Commission (the “SEC”). Stockholders can access the Proxy Statement and other proxy materials at http://investors.a10networks.com. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY THE COMPANY WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. In addition, the Company files annual, quarterly and current reports with the SEC. These reports can be obtained free of charge at the SEC’s web site at www.sec.gov or from the Company’s website at http://investors.a10networks.com.

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